Exhibit 99.1

Corporate Headquarters

100 Motor Parkway, Suite 160

Hauppauge, NY 11788-5138

Direct Dial: 631-360-9304

Direct Fax: 631-360-9380

PRESS RELEASE

Release Date: July 24, 2006

Contact:	Ms. Judith Barber	News Contact:	Peter Hamilton
	Corporate Secretary		Rubenstein Associates
(work) 212-843-8015
(home) 631-928-8437
(cell) 516-375-6434

INVESTOR’S BUSINESS DAILY NAMES SMITHTOWN

BANCORP TO “IBD 100” ROSTER

Hauppauge, NY, July 24, 2006 - Investor’s Business Daily, a national publication for investors, today added Smithtown Bancorp (NASDAQ: SMTB) to the IBD 100, a proprietary roster of the Top 100 Rated Stocks in the United States published every Monday. The roster is not limited to banks alone; it includes all publicly-traded stocks.

Companies are ranked based on superior earnings, strong price performance, and leadership within their respective industries.

Investor’s Business Daily noted that “some stocks and sectors tend to hold their own in times when everything else is falling apart. In 2000, regional banks were among those able to survive the bear. Amid the recent market turmoil, several made their way back onto the IBD 100 list.” After the bursting of the tech bubble, IBD noted, “regional banks not only avoided major losses, but also made honest-to-goodness gains.”

IBD noted that Smithtown Bancorp rose 27% year-to date.

Recently, Smithtown Bancorp and its subsidiary Bank of Smithtown were recognized as ranking fourth out of the top 200 community banks in the nation, according to U.S. Banker’s annual performance ranking of the top 200 publicly traded community banks.

Smithtown Bancorp’s Chairman and CEO Bradley E. Rock, issued an internal memo to bank employees after announcement was made of the IBD recognition. “Congratulations to everyone on being part of the team that has achieved this national recognition,” Mr. Rock noted.

Earlier, Smithtown Bancorp on June 30th joined the Russell 2000 Index of mid-cap and small-cap stocks traded on the U.S. stock exchanges. Since April 2004, Smithtown Bancorp shares have been traded on NASDAQ under the symbol (NASDAQ: SMTB).

Smithtown Bancorp was previously added to the Russell 2000 Index in June 2004. In June 2005, the company moved off the Russell 2000 Index to the Russell micro-cap Index.

Smithtown Bancorp has been a high-performing company for many years. Over the past decade, the company has enjoyed an average growth in earnings per share of more than 27% per year. The average return on shareholder equity has been 23% per year. During this period, the company’s stock has split five times and the value of the company’s shares has increased at a compounded annual growth rate of more than 33% per year.

Forward-Looking Statements

This release and other written materials and statements management may make, may contain forward-looking statements regarding the Company’s prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are sometimes identified by use of the words “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or other similar expressions. The Company’s ability to predict results or the actual effects of its plans and strategies is inherently uncertain. Accordingly actual results may differ materially from anticipated results.

Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, a change in economic conditions; changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other risk factors disclosed in the Company’s reports filed with the Securities and Exchange Commission; and other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting the Company’s operations, pricing and services.

Investors are cautioned not to place undue reliance on forward-looking statements as a prediction of actual results. Except as required by applicable law or regulation, the Company undertakes no obligation to republish or revise forward-looking statements to reflect events or circumstances after the date the statements were made or to reflect the occurrences of unanticipated results. Investors are advised, however, to consult any further disclosures the Company makes on related subjects in our reports to the Securities and Exchange Commission.